SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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☐     Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

COBRA ELECTRONICS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6500 West Cortland Street	Chicago, Illinois 60707	773-889-8870	Fax: 773-889-1678

Notice of Annual Meeting of Shareholders

To Be Held on May 10, 2011

To the Shareholders:

The Annual Meeting of Shareholders of Cobra Electronics Corporation (the ‘‘Company’’) will be held at the offices of Sidley Austin LLP, One South Dearborn, Room 37N12, Chicago, Illinois 60603 on Tuesday, May 10, 2011 at 11:00 a.m. local time to:

1.	Elect the two Class I director nominees named in the attached proxy statement to serve on the Board of Directors until the 2014 Annual Meeting of Shareholders;

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on March 25, 2011 are entitled to notice of and to vote at the meeting or any adjournments thereof. A complete, alphabetic list of such shareholders showing their addresses and the number of shares registered for each will be kept open at the offices of the Company, 6500 West Cortland Street, Chicago, Illinois 60707, for examination by any shareholder during ordinary business hours for a period of ten days prior to the meeting.

Whether or not you plan to attend the meeting, please mark, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-paid envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL

MEETING OF SHAREHOLDERS TO BE HELD ON MAY 10, 2011.

Copies of the Form 10-K and Summary Annual Report for the year ended December 31, 2010, a Proxy Statement and proxy card accompany this notice. In addition, these documents are available at www.cobra.com.

By order of the Board of Directors,

GERALD M. LAURES

Secretary

Chicago, Illinois

April 1, 2011

COBRA ELECTRONICS CORPORATION

6500 West Cortland Street

Chicago, Illinois 60707

Proxy Statement for Annual Meeting of Shareholders

To Be Held on May 10, 2011

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of Cobra Electronics Corporation (the ‘‘Company’’) to be voted at the Company’s 2011 Annual Meeting of Shareholders to be held on Tuesday, May 10, 2011 at the offices of Sidley Austin LLP, One South Dearborn, Room 37N12, Chicago, Illinois 60603 at 11:00 a.m. local time. The principal executive offices of the Company are located at 6500 West Cortland Street, Chicago, Illinois 60707. This Proxy Statement, the accompanying proxy card, 2010 Summary Annual Report and Form 10-K were first mailed to shareholders on or about April 1, 2011.

RECORD DATE AND OUTSTANDING VOTING SECURITIES

Only shareholders of record at the close of business on March 25, 2011 are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding 6,539,580 shares of Common Stock, par value $.33 1/3 per share. Owners of Common Stock are entitled to one vote for each share held. The Company has no other outstanding voting securities.

REVOCATION OF PROXIES AND OTHER VOTING INFORMATION

Proxies given pursuant to this solicitation may be revoked at any time prior to the voting thereof (by giving written notice to the Secretary of the Company, by executing a proxy card bearing a later date which is voted at the meeting or by attending the 2011 Annual Meeting of Shareholders and voting in person); once voted, however, proxies may not be retroactively revoked.

With respect to the election of directors, a shareholder may (i) vote for the election of the nominees designated below, (ii) withhold authority to vote for all director nominees or (iii) vote for the election of all director nominees other than a nominee with respect to whom the shareholder withholds authority to vote by striking a line through the nominee’s name on the proxy. All outstanding shares of Common Stock represented by properly executed and unrevoked proxies received in time for the meeting will be voted as instructed in the accompanying proxy. If no instructions are given, the shares will be voted (1) for the election of all nominees designated below to serve as Class I directors and (2) for the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending December 31, 2011.

A proxy card submitted by a shareholder may indicate that all or a portion of the shares represented by the proxy are not being voted with respect to a particular matter (the ‘‘non-voted shares’’). Non-voted shares will be considered shares not present and entitled to vote on such matter, although those shares may count for purposes of determining the presence of a quorum. If a quorum is present at the meeting, the two persons receiving the greatest number of votes will be elected to serve as Class I directors. Accordingly, non-voted shares and withholding authority to vote for a director nominee will not affect the outcome of the election of directors. If a quorum is present at the meeting, the affirmative vote of a majority of the shares present in person or by proxy at the meeting is required to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accountant. Accordingly, non-voted shares and withholding authority to vote with respect to such proposal will have no effect.

PROPOSAL I—ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation classifies the Board of Directors into three classes, as nearly equal in number as possible, with directors in each class serving for three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting for a full three-year term. The Board of Directors has determined that all Board members, excluding James R. Bazet, are independent under the independence requirements of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated there under (the “Exchange Act”) and the listing standards of the NASDAQ Stock Market. The terms of two of the present directors will expire at the 2011 Annual Meeting of Shareholders. Messrs. James R. Bazet and William P. Carmichael, directors, have been nominated for election as Class I directors for a three-year term expiring at the 2014 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

Unless otherwise specified on a proxy card, it is the present intention of the persons named in the accompanying proxy card to vote that proxy for the election of James R. Bazet and William P. Carmichael. If on account of death or unforeseen contingencies, Messrs. Bazet or Carmichael should not be available for election, the persons named in the accompanying proxy card reserve the right to vote that proxy card for such other person or persons as may be nominated to serve as a Class I director by the Board of Directors of the Company. The Company has no reason to believe that the Class I nominees will be unable to serve if elected.

The names of the Company’s directors and director nominees, their principal occupations and certain biographical information relating to them are set forth below:

Directors and Nominees	Age	Principal Occupation

James R. Bazet, Class I (Nominee for Class I, term if elected expiring in 2014)	63

Chairman of the Board of the Company, September 24, 2008 to present; President and Chief Executive Officer of the Company, January 1998 to present. Director since May 1997. In determining that Mr. Bazet should serve as a director of the Company, the Governance and Nominating Committee considered his long-standing history with, and knowledge of, the Company, as well as his experience in a variety of consumer product industries both domestically and internationally. Mr. Bazet’s demonstrated management and leadership abilities were also attributes that led the Governance and Nominating Committee to conclude that his skills continue to fit with the needs of the Board of Directors.

William P. Carmichael, Class I (Nominee for Class I, term if elected expiring in 2014)	67

Retired; Director of The Finish Line since July 2003; Director of McMoRan Exploration Co. since June 2010; Director of Simmons Company May 2004 to January 2010; Director of Spectrum Brands Inc. (formerly Rayovac Corporation), August 2002 to August 2009; Trustee of Columbia Funds Series Trust, Columbia Funds Master Investment Trust, Columbia Funds Variable Insurance Trust I (formerly Nations Funds) since 1999; and BofA Funds Series Trust since 2006. Director since 1994. In determining that Mr. Carmichael should serve as a director of the Company, the Governance and Nominating Committee considered his long-standing history with, and knowledge of, the Company, as well as his experience serving on boards of other public companies. Mr. Carmichael’s financial knowledge was also an attribute that led the Governance and Nominating Committee to conclude that his skills continue to fit with the needs of the Board of Directors.

S. Sam Park, Class II (Term expiring in 2012)	56

Global Strategy and Business Development Leader, Celanese Industrial Specialties, 2006 to present; General Manager, Celanese (China) Holding Company, Ltd., 2004 to 2006; Director, Board of Directors, Celanese (Nanjing) Chemical Company, Ltd., 2003 to 2006; Managing Director, Strategic Activities – Asia, Celanese Corporation, 2000 to 2006; and other leadership positions in finance, internal audit and strategic planning with Celanese Corporation, 1985 to 2000. Director since June 2007. In determining that Mr. Park should continue serving as a director of the Company, his global business experience, and particularly his business experience in Asia were attributes that led the Governance and Nominating Committee to conclude that his skills continue to fit with the needs of the Board of Directors.

Robert P. Rohleder, Class II (Term expiring in 2012)	68

Retired; Audit Partner, Deloitte & Touche, LLP, 1973 to 2000. Director since February 2005. In determining that Mr. Rohleder should continue serving as a director of the Company, the Governance and Nominating Committee considered his long-standing history with, and knowledge of, the Company. Mr. Rohleder’s financial experience, in general, and, specifically, with leading audits of foreign owned and American multinational companies were also attributes that led the Governance and Nominating Committee to conclude that his skills continue to fit with the needs of the Board of Directors.

Ian R. Miller, Class III (Term expiring in 2013)	60

CEO/Founder, The Brand Practice LLC, business and brand strategy consultancy, August 2001 to present; Executive Vice President, MarchFirst, Inc., August 2000 to August 2001; President, Consumer Food Worldwide Division, Monsanto Corporation, 1996–1999. Director since February 2000. In determining that Mr. Miller should continue serving as a director of the Company, his considerable marketing and brand strategy experience were attributes that led the Governance and Nominating Committee to conclude that his skills fit with the needs of the Board of Directors.

John S. Lupo, Class III (Term expiring in 2013)	64

Retired; Senior Merchandising and Marketing Principal at Renaissance Partners, LC, 2000 to 2008; Executive Vice President, Sales & Marketing, Basset Furniture, 1998 to 2000; Chief Operating Officer of the International Division of Wal-Mart Stores, Inc., 1996 to 1998; Senior Vice President, General Merchandise Manager, Wal-Mart Stores, Inc. 1990 to 1996; Director of Spectrum Brands Inc. (formerly Rayovac Corporation), July 1998 to August 2009; Director of Citi Trends, Inc. since 2003; and Director of AB Electrolux since April 2007. Director since July 2007. In determining that Mr. Lupo should continue serving as a director of the Company, the Governance and Nominating Committee considered his extensive experience serving on the boards of comparable companies. Mr. Lupo’s considerable retail marketing experience was also an attribute that led the Governance and Nominating Committee to conclude that his skills fit with the needs of the Board of Directors.

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors provides oversight with respect to our overall performance, strategic direction and key corporate policies. It approves major initiatives, advises on key financial and business objectives, and monitors progress with respect to these matters. Members of the Board of Directors are kept informed of our business by various reports and documents provided to them on a regular basis, including operating and financial reports made at Board of Directors and committee meetings by the Company’s Chairman and Chief Executive Officer and other officers. The Board of Directors has five standing committees, the principal responsibilities of which are described below.

A director is independent if the Board of Directors affirmatively determines that he or she has no material relationship with the Company and otherwise satisfies the independence requirements of the NASDAQ Stock Market and the Exchange Act. A director is “independent” under the NASDAQ Stock Market listing standards if, in the Board of Directors’ opinion, the director has no relationship with us that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. According to these standards, a director is not independent if:

•	The director is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company.

•

The director has accepted, or has a family member who has accepted, any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than (i) compensation for board or board committee service, (ii) compensation paid to a family member who is an employee (other than an executive officer) of the Company or (iii) benefits under a tax-qualified retirement plan or non-discretionary compensation.

•	The director is a family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer.

•

The director is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (i) payments arising solely from investments in the Company’s securities or (ii) payments under non-discretionary charitable contribution matching programs.

•

The director is, or has a family member who is, employed as an executive officer of another entity where, at any time during the past three years, any of the executive officers of the Company served on the compensation committee of such other entity.

•

The director is, or has a family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who personally worked on the Company’s audit at any time during any of the past three years.

Direct or indirect ownership of even a significant amount of our stock by a director who is otherwise independent as a result of the application of the foregoing standards will not, by itself, bar an independence finding as to such director.

There were no related party transactions, relationships or arrangements involving our non-employee directors. The Board of Directors has reviewed the independence of all of our non-employee directors serving as of the end of 2010 and found that each of them, namely William P. Carmichael, John S. Lupo, Ian R. Miller, S. Sam Park and Robert P. Rohleder, are independent within the meaning of the rules of the NASDAQ Stock Market and the Exchange Act. James R. Bazet, as Chairman and Chief Executive Officer of the Company, is not an independent director of the Company.

The Board of Directors met six times in 2010 and Messrs. Bazet, Lupo, Miller, Park and Rohleder each attended all of these meetings while Mr. Carmichael attended five of the meetings. In addition, Messrs. Bazet, Lupo, Miller, and Rohleder attended all of the committee meetings on which they served while Mr. Carmichael and Mr. Park each attended all but one of the meetings of the committees on which they served. We encourage, but do not require, our directors to attend annual meetings of shareholders. All of our directors, except for Mr. Carmichael, attended the 2010 Annual Meeting of Shareholders.

Committees

In 2010, the Board of Directors had standing Governance and Nominating, Audit, Compensation, Finance, and Stock Option Plan committees. On February 24, 2011, upon the recommendation of the Governance and Nominating Committee, the Board of Directors approved a simplification of the Company’s committee structure and dissolved the Stock Option Plan Committee (whose functions will be undertaken by the Compensation Committee) and the Finance Committee (whose functions will be undertaken by the Board of Directors or a committee constituted by the Board of Directors). Current committee membership follows:

Name	Governance and Nominating Committee		Audit Committee		Compensation Committee
William P. Carmichael	X		X
John S. Lupo	X				X
Ian R. Miller					X	*
S. Sam Park	X	*	X
Robert P. Rohleder			X	*	X

* Chair of the Committee

Governance and Nominating Committee

The Board of Directors has established the Governance and Nominating Committee, which is responsible for (i) identifying and recommending to the Board of Directors candidates to fill existing vacancies on, or to serve as additional members of, the Board of Directors or any committee thereof, (ii) considering, overseeing and implementing a process to evaluate the effectiveness of the Board of Directors (which may include an evaluation of the charters, structure, operations and membership qualifications for the Board of Directors or any committee thereof), (iii) reviewing at least annually and recommending modifications to the Board of Directors’ corporate governance guidelines, (iv) reviewing and evaluating all shareholder nominees for director and (v) developing and making recommendations to the Board of Directors regarding director independence. The Board of Directors has adopted a Governance and Nominating Committee Charter, a copy of which is on the Company’s website at www.cobra.com.

The Governance and Nominating Committee consists of three directors, each of whom the Board of Directors has determined has no material relationship with us and is otherwise independent under the rules of the NASDAQ Stock Market and the Exchange Act. S. Sam Park (Chair), William P. Carmichael and John S. Lupo are members of the Governance and Nominating Committee. During 2010, the Governance and Nominating Committee met one time.

Nomination of Directors

The Governance and Nominating Committee has not established any specific, minimum qualifications that must be met by director candidates or identified any specific qualities or skills that it believes our directors must possess. The Governance and Nominating Committee may take a wide range of factors into account in evaluating the suitability of director candidates, including the nominee’s judgment, skill, integrity, diversity and business or other experience. It is the Governance and Nominating Committee’s view that directors should have experience in positions with a high degree of responsibility, be leaders in the organizations with which they are affiliated, be selected based on contributions they can make to the Board of Directors and management and be free from relationships or conflicts of interest that could interfere with the director’s duties to the Company and its shareholders.

Although there is no specific policy on considering diversity, the Board of Directors and the Governance and Nominating Committee take various diversity-related considerations into account in the selection criteria for new directors. The Governance and Nominating Committee seeks members from diverse professional backgrounds to combine a broad spectrum of experience and expertise with a reputation for integrity. Some additional considerations may include gender, race, national origin, functional background and the diversity of perspectives that the candidate would bring to the Board of Directors. The Board of Directors believes that the diversity which exists in its composition provides significant benefit to the Company.

The Governance and Nominating Committee does not have any single method for identifying director candidates but will consider candidates suggested by a wide range of sources, including the use of outside consultants.

The Governance and Nominating Committee will consider director candidates recommended by our shareholders. Shareholders wishing to recommend a candidate to the Governance and Nominating Committee should do so by submitting the recommendation in writing to our Corporate Secretary at 6500 West Cortland Street, Chicago, IL 60707, and they will be forwarded to the Governance and Nominating Committee members for their consideration. Any such recommendation should include:

•	The number of shares of the Company held by the shareholder;

•	The name and address of the candidate;

•

A brief biographical description, including the candidate’s occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above; and

•	The candidate’s signed consent to serve as a director if elected and to be named in the Proxy Statement.

Once the Governance and Nominating Committee receives the recommendation, it may request additional information from the candidate about the candidate’s independence, qualifications and other information that would assist the Governance and Nominating Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our Proxy Statement, if nominated. The Governance and Nominating Committee will apply the same standards in considering director candidates recommended by shareholders as it applies to other candidates.

In 2011, all of the director nominees are directors standing for re-election.

Audit Committee

The Board of Directors has established an Audit Committee for the purpose of overseeing our accounting and financial reporting processes and the audits of our financial statements. In addition, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) our compliance with legal and regulatory requirements, including our disclosure controls and procedures; (ii) our independent registered public accounting firm’s qualifications, independence and services; and (iii) the performance of our audit of our consolidated financial statements by our independent registered public accounting firm. The Board of Directors has adopted an Audit Committee Charter, a copy of which is included on the Company’s website at www.cobra.com.

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services to be provided to the Company by the independent registered public accounting firm, subject to any exceptions provided in the Exchange Act. These services may include audit services, audit-related services, tax services and other services. As part of its quarter-end review and analysis, the Company compares year-to-date fees paid to the independent registered public accounting firm to amounts pre-approved for audit services, audit-related services, tax services and other services as well as to the latest full-year estimates provided by the independent registered public accounting firm. This analysis provides the Company with the basis for monitoring services provided by the independent registered public accounting firm in accordance with pre-approved fees. Should the latest full-year estimates exceed pre-approved levels, this will be reported to the Audit Committee at the next scheduled meeting or earlier, if limits are expected to be exceeded before that time. The Audit Committee may delegate to one or more of its members the authority to grant such pre-approvals, provided that any such decision of such member or members must be presented to the full committee at its next scheduled meeting.

The Audit Committee consists of three directors, each of whom the Board of Directors has determined has no material relationship with us and is otherwise independent under the rules of the NASDAQ Stock Market and the Exchange Act. In addition, all Audit Committee members must meet the heightened standards for independence for audit committee members imposed by the Securities and Exchange Commission (“SEC”) and NASDAQ Stock Market. Under those heightened standards, a director may not serve on the Audit Committee if the director (i) has received any consulting, advisory, or other compensatory fees from us (other than in his or her capacity as a director), (ii) is our affiliate or the affiliate of any of our subsidiaries or (iii) has participated in the preparation of our financial statements or the financial statements of any of our subsidiaries at any time during the past three years. Each member of our Audit Committee satisfies this heightened standard. All Audit Committee members must be financially literate, and at least one member must have accounting or related financial management expertise. Robert P. Rohleder (Chair), William P. Carmichael and S. Sam Park are members of the Audit Committee. The Board of Directors has also determined that Robert P. Rohleder is an audit committee financial expert as such term is defined by the rules of the SEC. During 2010, the Audit Committee met eight times.

Compensation Committee

The Board of Directors has established a Compensation Committee, which is responsible for (i) establishing the Company’s general compensation philosophy, and overseeing the development and implementation of compensation programs, (ii) reviewing and approving corporate goals and objectives relevant to the compensation of the chief executive officer and other management, evaluating the performance of the chief executive officer and other management in light of those goals and objectives, and setting the chief executive officer’s and other management’s compensation levels based on this evaluation, (iii) administering and interpreting all salary and incentive compensation plans for officers, management and other key employees, (iv) reviewing senior management compensation, (v) reviewing and approving for the chief executive officer and senior management, when and if appropriate, employment agreements, severance agreements and change in control provisions or agreements, (vi) reviewing management organization, development and succession planning, (vii) taking any actions relating to employee benefit, compensation, and fringe benefit plans, programs, or policies of the Company, (viii) evaluating and recommending to the Board of Directors appropriate compensation for the Company’s directors, including compensation and expense reimbursement policies for attendance at Board and Committee meetings and any benefit plans in which directors are eligible to participate,

(ix) overseeing regulatory compliance with respect to compensation matters, (x) reviewing and approving severance or similar termination payments to any executive officer of the Company, (xi) preparing reports on executive compensation and (xii) reporting activities of the Compensation Committee to the Board of Directors on a regular basis and reviewing issues with the Board of Directors as the Compensation Committee deems appropriate. The Compensation Committee’s authority is set forth in a charter adopted by our Board of Directors, a copy of which is included on the Company’s website at www.cobra.com.

The Compensation Committee has unlimited authority with regard to compensation matters. The Compensation Committee receives recommendations from Mr. Bazet as to the salaries of our Named Executive Officers (“NEOs”), as defined under “Executive Compensation” on page 10 of this Proxy Statement, and the individual and Company thresholds to be used for our Executive Bonus Program. Such performance thresholds are subject to approval and ratification of the Compensation Committee.

The Compensation Committee has engaged The Delves Group, a compensation consultant, to assist the Compensation Committee in structuring compensation arrangements, especially with respect to Mr. Bazet’s compensation, and advise it as to market practices with regard to equity incentive programs for similarly situated companies. The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of Mr. Bazet. Compensation Committee meetings are regularly attended by Mr. Bazet. At some meetings, the Compensation Committee also meets in executive session. The Compensation Committee’s Chairman reports the committee’s recommendations on executive compensation to the Board. Independent advisors and the Company’s Human Resources Department support the Compensation Committee in its duties and, along with Mr. Bazet, may be delegated authority to fulfill certain administrative duties regarding compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation Committee reviews the total fees paid to outside consultants by the Company to ensure that the consultant maintains its objectivity and independence when rendering advice to the committee.

The Compensation Committee consists of three directors, each of whom the Board of Directors has determined has no material relationship with us and is otherwise independent under the rules of the NASDAQ Stock Market and the Exchange Act. Ian R. Miller (Chair), John S. Lupo and Robert P. Rohleder are members of the Compensation Committee. During 2010, the Compensation Committee met seven times.

Finance Committee

In 2010 the Company had a Finance Committee, with responsibility for reviewing and recommending to the Board of Directors financing plans and agreements and transactions under consideration by the Company. In 2010 the Finance Committee consisted of three directors, William P. Carmichael (Chair), James R. Bazet and S. Sam Park. During 2010, the Finance Committee did not meet. On February 24, 2011, upon the recommendation of the Governance and Nominating Committee, the Board of Directors dissolved the Finance Committee and determined that its functions should be undertaken by the Board of Directors or a committee constituted by the Board of Directors.

Stock Option Plan Committee

In 2010 the Company had a Stock Option Plan Committee with responsibility for administering the Company’s stock option plans. The Stock Option Plan Committee consisted of three independent directors, John S. Lupo (Chair), Ian R. Miller and Robert P. Rohleder. During 2010, the Stock Option Plan Committee did not meet. On February 24, 2011, upon the recommendation of the Governance and Nominating Committee, the Board of Directors dissolved the Stock Option Plan Committee and determined that its functions should be undertaken by the Compensation Committee.

Board Leadership Structure

The Board of Directors has chosen to combine the roles of Chairman and Chief Executive Officer. The Board of Directors has not designated a lead independent director. The Board determined that this structure, together with very active independent directors, is most appropriate and effective for the Company. The Board believes that this structure promotes efficiency, within the context of an active and independent Board, through more direct communication of critical information from the Company to the Board and from the Board to the Company. In addition, the Chief Executive Officer’s extensive knowledge of the Company uniquely qualifies him to lead the Board in focusing on the issues that are most material to the Company.

Risk Oversight

The Board of Directors and its Audit Committee are intimately involved in the risk management of the Company. Given the size of the Board of Directors and the long tenures of the directors, the directors themselves identify, analyze priority and monitor risks on a collective basis. Risk management is frequently discussed at board meetings and all of the directors are directly engaged in managing and oversight of the Company’s risks. In addition, the Audit Committee identifies, analyzes priority and monitors financial risks. The Audit Committee reports to the Board regarding its financial risk assessments after each regularly scheduled Audit Committee Meeting.

SHAREHOLDER COMMUNICATIONS

Any shareholder who desires to contact the non-management directors or the other members of our Board may do so by writing to: Cobra Electronics Corporation, Board of Directors, 6500 West Cortland Street, Chicago, IL 60707. Communications that are intended specifically for non-management directors should be addressed to the attention of the Chair of the Governance and Nominating Committee. All communications will be forwarded to the Chair of the Governance and Nominating Committee unless the communication is specifically addressed to another member of the Board, in which case, the communication will be forwarded to that director.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Business Conduct and Ethics (the “Code”), which applies solely to the Company’s officers, senior financial accounting and financial personnel and directors. The Company encourages all employees, officers and directors to promptly report any violations of the Code to the appropriate persons identified in the Code. Any waivers or amendments to the Code will be approved by the Board of Directors or the Governance and Nominating Committee and will be disclosed by publishing a statement on the Company’s website. A copy of the Code is posted on our website at www.cobra.com.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information as to the beneficial ownership of Common Stock, as of March 25, 2011, of each of the Company’s directors and director nominees, each person named in the summary compensation table below and the Company’s directors, director nominees and executive officers as a group. In calculating the percentages of outstanding Common Stock, each listed person’s stock options that are exercisable within 60 days of March 25, 2011 have been added to the total outstanding shares of Common Stock for such person’s calculation.

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Outstanding Common Stock
James R. Bazet	159,403	(2)	2.4%
William P. Carmichael	29,500	(3)	*
Gerald M. Laures	88,200	(4)	1.3%
John S. Lupo	7,000		*
Ian R. Miller	9,500	(5)	*
S. Sam Park	21,199	(6)	*
Robert P. Rohleder	20,000		*
Michael Smith	129,600	(7)	1.9%
All directors, director nominees and executive officers as a group (10 persons)	492,402	(8)	7.3%

*	Less than 1% of the outstanding Common Stock.

(1)

Except as otherwise disclosed, beneficial ownership includes both sole investment and voting power with respect to the shares indicated. Includes stock options that are exercisable within 60 days of March 25, 2011.

(2)	The amount includes (i) 75,000 shares, which Mr. Bazet may acquire pursuant to the exercise of stock options and (ii) 15,400 restricted shares.

(3)	The amount includes 4,500 shares, which Mr. Carmichael may acquire pursuant to the exercise of stock options.

(4)	The amount includes (i) 10,000 shares, which Mr. Laures may acquire pursuant to the exercise of stock options and (ii) 3,800 restricted shares.

(5)	The amount represents 4,500 shares, which Mr. Miller may acquire pursuant to the exercise of stock options.

(6)	The amount includes 6,199 shares and 5,000 shares owned by The Xandi Park Trust and The Tephi Park Trust, respectively, for both of which Mr. Park is trustee.

(7)	The amount includes 125,000 shares, which Mr. Smith may acquire pursuant to the exercise of stock options.

(8)	The amount includes (i) 234,500 shares, which directors and executive officers may acquire pursuant to the exercise of stock options and (ii) 30,700 restricted shares.

To the knowledge of the Company, the only beneficial owners as of March 25, 2011 of more than 5% of the outstanding shares of Common Stock are as follows:

Name and Address	Amount and Nature of Beneficial Ownership (1)		Percent of Outstanding Common Stock
Timothy John Stabosz	610,558	(2)	9.3%
1307 Monroe Street
LaPorte, IN 46350

Franklin Resources, Inc.	540,000	(3)	8.3%
One Franklin Parkway
San Mateo, CA 94403-1906

Dimensional Fund Advisors LP	403,467	(4)	6.2%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746

(1)	Beneficial ownership includes both sole investment and voting power with respect to the shares indicated.
(2)	This information is based upon a Schedule 13D/A filed by Timothy John Stabosz with the SEC on February 5, 2010. Mr. Stabosz has sole voting power and sole dispositive power over 610,558 shares.
(3)

This information is based upon a Schedule 13G filed by Franklin Resources, Inc. (“FRI”) with the SEC on February 6, 2009. The securities reported are beneficially owned by one or more open or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of FRI. Investment management contracts grant to such subsidiaries all investment and/or voting power over the securities owned by such investment management clients, unless otherwise noted. The Schedule 13G indicates that, as of December 31, 2008, Franklin Advisory Services, LLC had sole voting power and sole dispositive power over 540,000 shares. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. FRI, Charles B. Johnson, Rupert H. Johnson, Jr. and each of the investment management subsidiaries disclaim any pecuniary interest in any of the shares.

(4)

This information is based upon a Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on February 11, 2011. Dimensional has sole dispositive voting power over 403,467 shares, none of which are actually owned by it. Dimensional (formerly, Dimensional Fund Advisors Inc.), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. Dimensional disclaims beneficial ownership of such shares.

EXECUTIVE COMPENSATION

2010 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation for 2010 and 2009 of the Company’s principal executive officer and two other most highly compensated executive officers who were serving the Company as executive officers on December 31, 2010 (the “NEOs”).

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation (3)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4) (5) (6)	Total ($)
James R. Bazet	2010	545,385	50,000	-	45,168	-	42,838	683,391
Chairman and Chief Executive Officer (principal executive officer)	2009	539,886	50,000	-	-	-	41,700	631,586

Michael Smith (7)	2010	291,902	-	-	-	-	22,963	314,865
Senior Vice President and Chief Financial Officer (principal financial officer)	2009	289,940	-	-	-	-	17,350	307,290

Gerald M. Laures	2010	222,805	5,000	-	-	-	22,929	250,734
Vice President- Finance and Corporate Secretary	2009	221,307	-	-	-	-	22,330	243,637

(1)

Pursuant to Mr. Bazet’s May 5, 2009 employment agreement, the amount shown in the column for Mr. Bazet in 2010 and 2009 includes an annual retention bonus of $50,000, which he is entitled to receive on each of May 5, 2009, May 5, 2010 and May 5, 2011, provided that Mr. Bazet’s employment with the Company has not been terminated prior to such dates. For Mr. Laures, the amount shown for 2010 represents a discretionary bonus paid in 2011 with respect to 2010 performance.

(2)

In 2009, the Company reported the accounting expense associated with option awards granted prior to January 1, 2009. In accordance with SEC executive compensation disclosure rules, the amounts reported for 2009 have been updated to remove the accounting expense from the option awards and total columns. Because the Company did not grant any options to its NEOs in 2010 and 2009, no amounts are reported in the option awards column.

(3)

This amount represents the annual performance bonus payable pursuant to the terms of Mr. Bazet’s employment agreement. Please see the “Narrative to the Summary Compensation Table – Annual Bonuses” section below for further information regarding the terms of Mr. Bazet’s bonus.

(4)

Amounts shown in this column include perquisite allowances paid directly to our NEOs. Messrs. Bazet and Smith receive, pursuant to the terms of their employment agreements, an annual allowance of $25,000 and $10,000, respectively, for perquisites of their choice. At the discretion of the Compensation Committee, Mr. Laures received a $10,000 perquisite allowance for perquisites of his choice.

(5)

Amounts shown in this column include contributions made by the Company on behalf of each of the NEOs to the Cobra Electronics Corporation Profit Sharing and 401(k) Incentive Savings Plan. In 2010, the Company contributed $7,350 to the 401(k) accounts of Messrs. Bazet and Smith and $6,502 to the 401(k) account of Mr. Laures.

(6)

Amounts shown in this column include payouts of unused paid time off hours accrued under the Company’s Paid Time Off program, which are subject to certain maximums depending on years of service and allows each NEO, at his discretion, to convert unused paid time off hours to cash. In 2010, Messrs. Bazet, Smith and Laures received $10,488, $5,614 and $6,427, respectively, for 2009 unused paid time off hours.

(7)	Mr. Smith resigned as the Company’s Senior Vice President and Chief Financial Officer, effective as of January 31, 2011.

NARRATIVE TO SUMMARY COMPENSATION TABLE

Employment Agreements

During 2010, Messrs. Bazet and Smith were employed pursuant to agreements with our Company. Mr. Laures did not have an employment agreement with the Company during 2010. Mr. Bazet’s employment agreement expires July 31, 2012. The employment agreement for Mr. Smith did not include an expiration date. Each employment agreement sets forth, among other things, the NEO’s minimum base salary, bonus opportunities and entitlement to participate in our benefit plans.

Mr. Bazet’s employment agreement provides for a minimum increase of 3% of his prior year’s annual salary, which he waived in 2010 because of the Company’s need to contain expenses due to uncertainties about the strength and speed of the economic recovery and, as a result, his base salary remained at $545,385. The minimum base salaries established by the Compensation Committee for Messrs. Smith and Laures were $291,902 and $222,805, respectively. The salary of each of the NEOs is subject to an annual review by the Compensation Committee.

In addition, the employment agreements provide annual performance bonuses for each of the NEOs. Please see “Annual Bonuses” below, for a discussion of the annual performance bonuses for each of the NEOs. Also, pursuant to Mr. Bazet’s employment agreement that commenced on May 5, 2009, he is entitled to an annual retention bonus of $50,000 to be paid on each of May 5, 2009, May 5, 2010 and May 5, 2011, provided that his employment with the Company pursuant to the agreement has not been terminated prior to such dates.

Pursuant to the employment agreements, Messrs. Bazet and Smith were each entitled to an annual perquisite allowance of $25,000 and $10,000, respectively, to use for the perquisites of their choice. In the past, such perquisites have included car allowances, health-club memberships and purchases of exercise equipment. Mr. Laures’ perquisite allowance is granted annually at the discretion of the Compensation Committee, and for 2010 Mr. Laures received a perquisite allowance of $10,000, to be used for perquisites of his choice.

The employment agreements and the deferred compensation plan applicable to each NEO provides for post-termination compensation. Please see “Additional Narrative Disclosure – Retirement and Post Termination Arrangements” beginning on page 12 of this Proxy Statement for a description of such arrangements.

Annual Bonuses

The employment agreements provide for annual bonuses to Messrs. Bazet and Smith. Under the terms of Mr. Bazet’s employment agreement, Mr. Bazet is entitled to a bonus equal to 2.5% of the Company’s consolidated operating profit, subject to adjustment for certain extraordinary or other nonrecurring or unusual items, plus an additional performance bonus amount payable of $50,000 or $75,000 if operating profit in any employment year exceeds $10 million (but is less than $15 million) or exceeds $15 million, respectively. Please see the 2010 Summary Compensation Table for the annual bonus received by Mr. Bazet in 2010 pursuant to the terms of his employment agreement.

Mr. Smith’s employment agreement provides that he will be paid an annual incentive payment targeted at 35% of his base salary of which up to 65% is for the achievement of Company-wide or segment goals and up to 35% is for the achievement of individual performance goals that are set by the Compensation Committee under the 2010 Executive Incentive Plan. Mr. Laures’ annual bonus is determined at the discretion of the Compensation Committee pursuant to the terms of the 2010 Executive Incentive Plan. Under the 2010 Executive Incentive Plan, Messrs. Smith and Laures were entitled to earn annual bonuses based upon the achievement by the Company of a performance goal relating to targeted pre-tax profit level of the Company. One-hundred percent of the “target” award for each participant in the plan was based on the Company exceeding the target pre-tax profit level. If the performance goal was exceeded, each participant was eligible to receive his pro rata portion (calculated based on the “target” award of such participant measured against the aggregate target awards of all participants) of such excess until all of the participants in the plan received their full “target” awards. Under the plan, the “target” award for each of Messrs. Smith and Laures was 17.5% of base salary. In addition, Mr. Smith was also entitled to receive an additional incentive payment equal to 17.5% of his base salary if the Company’s pre-tax profit exceeded a higher pre-established pre-tax profit level. For purposes of the plan, “pre-tax profit” is calculated based on the Company’s consolidated results, without regard to extraordinary or other nonrecurring or unusual items in accordance with generally accepted accounting principles unless the Compensation Committee determines that any such item shall not be disregarded. The Company’s performance thresholds under the 2010 Executive Incentive Payment Plan were recommended by Mr. Bazet and were based on management’s internal forecast of pre-tax profit, which is approved annually by the Board of Directors. The process for developing this earnings forecast is a “bottom up” approach, reflecting forecasts for all significant customers by product line and for major costs items. In reviewing the recommendations of Mr. Bazet, the Compensation Committee provided input to Mr. Bazet, and Mr. Bazet submitted final recommendations to the Compensation Committee, which reflected the input provided to Mr. Bazet by the Compensation Committee. For 2010, the pre-tax profit performance goal was not achieved and, accordingly, no incentive payments were made to Messrs. Smith or Laures under the plan. The Company awarded Mr. Laures a discretionary bonus of $5,000 in 2011 with respect to 2010 performance.

Equity Awards

In 2010, the Compensation Committee did not recommend and the Stock Option Plan Committee did not grant any equity awards to the NEOs.

2010 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date
James R. Bazet	56,250	18,750	10.7800	2/28/17

Michael Smith	43,530		6.5625	1/31/11
	75,000		7.0300	1/30/12
	10,000		7.1500	1/14/13
	10,000		9.5500	2/18/14
	10,000		7.5600	1/17/15
	15,000	5,000	10.7800	2/28/17

Gerald M. Laures	7,500	2,500	10.7800	2/28/17

(1)

Mr. Smith, who resigned from the Company effective January 31, 2011, had as of the date of his resignation 120,000 options in which he was vested. Under the terms of the Company’s equity plans, Mr. Smith’s remaining vested options are exercisable by him until and including: (i) April 30, 2011 for 112,500 options with exercise prices ranging from $7.03 to $10.78; and (ii) July 31, 2011 for 7,500 options with exercise prices ranging from $7.56 to $9.55.

(2)	The remaining unvested options for Messrs. Bazet and Laures vested on February 28, 2011. Mr. Smith forfeited his remaining 5,000 unvested options upon his resignation from the Company.

Additional Narrative Disclosure – Retirement and Post-Termination Arrangements

Executive Deferred Compensation Plan

The Executive Deferred Compensation Plan was established by the Company to provide retirement benefits to Mr. Bazet described in his employment agreement. This plan was negotiated by the Company and Mr. Bazet at the time Mr. Bazet commenced employment with the Company. As of December 31, 2010, Mr. Bazet is fully vested and has completed thirteen years of service with the Company for purposes of determining benefits under the plan.

If Mr. Bazet’s employment is terminated for reasons other than death, his total annual benefits under the plan will be equal to 60% of his “average annual compensation” (the average of his salary and bonus for the three years in which that combined amount was the highest). If Mr. Bazet becomes entitled to retirement benefits under the plan, he will receive benefits for ten years, plus one year for each year of service in excess of ten years of service credited to Mr. Bazet, up to a maximum payment period of 15 years. The estimated benefits payable upon retirement to Mr. Bazet are not determinable because future salary information and the age at which Mr. Bazet will retire are unknown. Assuming that Mr. Bazet’s average annual compensation equals the aggregate of his 2010 salary and bonus pursuant to his employment agreement, Mr. Bazet will be entitled to a yearly benefit under the plan of $384,332.

Mr. Bazet’s beneficiary is entitled to receive benefits under the Executive Deferred Compensation Plan in the event of Mr. Bazet’s death while employed at the Company and prior to Mr. Bazet’s receipt of retirement payments under the plan. Total annual benefits will be equal to the greater of (i) 100% of Mr. Bazet’s annual salary in the year of his death and (ii) the amount of payment Mr. Bazet would have received if his employment had terminated for reasons other than his death or for cause.

Deferred Compensation Plan for Select Executives

The Deferred Compensation Plan for Select Executives was established by the Company to provide retirement benefits to certain executives selected by the Company. As of December 31, 2010, Messrs. Smith and Laures were the only participants in the plan. A participant must be credited with at least four years of service with the Company (beginning on January 1, 1999) to be entitled to any benefits under the plan at which time the participant is 10% vested. If the participant remains employed with the Company beyond the four years, his vested percentage will increase in 10% increments annually until he reaches seven years of service and thereafter, his vested percentage will increase in 20% increments until he is fully vested at ten years of service. Under the terms of the Deferred Compensation Plan for Select Executives, the participant will be deemed to have completed ten years of service in the event of the participant’s disability or a change in control (as defined in the plan).

If the participant’s employment is terminated for reasons other than death or for cause (as defined in the plan), the total annual benefits under the plan will be equal to 50% of the participant’s “average annual compensation” (the average of the participant’s salary and bonus for his last three years of employment with the Company), multiplied by his vested percentage upon termination. As of December 31, 2010, Messrs. Smith and Laures had completed nine and twelve years of service with the Company, respectively. If a participant becomes entitled to retirement benefits under the plan, he will receive benefits for a ten year period.

Effective January 31, 2011, Mr. Smith resigned from the Company and at that time had completed ten years of service. Accordingly, his yearly benefit under the plan will be $145,624. The estimated benefits payable upon retirement to Mr. Laures under the plan are not determinable because future salary information and the age at which he will retire are unknown. Assuming, however, that Mr. Laures’ average annual compensation equals the aggregate of such participant’s 2010 salary and incentive plan compensation, Mr. Laures will be entitled to a yearly benefit under the plan of $113,902.

The participant’s beneficiary is entitled to receive benefits under the Deferred Compensation Plan for Select Executives in the event of the participant’s death while employed at the Company and prior to the participant’s receipt of retirement payments under the plan. Total annual benefits will be equal to 50% of the participant’s annual salary in the year of such participant’s death.

Post Termination Benefits Under Employment Agreements

The employment agreements with Messrs. Bazet and Smith provide for payments of certain benefits, as described in the tables below, upon termination of employment of an NEO. During 2010 Mr. Laures was not subject to an employment agreement. Messrs. Bazet’s and Smith’s rights upon a termination of employment depend upon the circumstances of the termination. Central to an understanding of the rights under the employment agreements is an understanding of the definitions of “Cause” and, in the case of the employment agreement for Mr. Bazet, “Change in Status” and in the case of the employment agreement for Mr. Smith, “Material Negative Change,” which are used in those agreements. For purposes of the employment agreements:

•

The Company has “Cause” to terminate the NEOs employment if (i) the NEO is convicted of embezzlement, misappropriation, theft or other criminal conduct related to the property or assets of the Company, (ii) subject to certain exceptions, the willful refusal to perform or a substantial disregard of the NEO’s duties, or (iii) in the case of Mr. Bazet, his conviction of a felony.

•

Mr. Bazet may terminate his agreement for a “Change in Status” and Mr. Smith may terminate his agreement for a “Material Negative Change” and thereby enabling the NEOs to gain access to certain benefits described below. In the case of Mr. Bazet, a “Change in Status” is defined as follows: (i) subject to certain exceptions, Mr. Bazet’s removal as a director of the Company prior to the termination of Mr. Bazet’s full-time employment, (ii) Mr. Bazet’s demotion in title, responsibilities or duties (other than Mr. Bazet’s ceasing to be Chairman of the Board), (iii) the prevention of Mr. Bazet by the Board of Directors or employees of the Company from exercising the duties and responsibilities of the President or Chief Executive Officer, and, as a result, Mr. Bazet voluntarily terminates his employment with the Company, or (iv) an uncured breach of a material term of Mr. Bazet’s employment agreement. In the case of Mr. Smith, a “Material Negative Change” is generally defined as follows: (i) a material diminution in NEO’s authority, duties or responsibilities as an officer of the Company, (ii) a material change in the geographic location at which the NEO must perform his services to the Company or (iii) a material breach by the Company of the terms of the NEO’s employment agreement pursuant to which he provides services to the Company.

The employment agreements generally include non-compete and non-solicit provisions that would apply for the period during which Messrs. Bazet and Smith receive their respective severance payments. The employment agreements also include confidentiality provisions that would apply for an unlimited period of time following the NEO’s termination of employment.

Payment Obligations Under Employment Agreements upon Termination of Employment of NEO

The following tables set forth our payment obligations under the Employment Agreements under the circumstances specified upon a termination of the employment of Messrs. Bazet and Smith. The tables assume that the termination took place on December 31, 2010:

Mr. Bazet’s Employment Agreement

	For Cause	Death or Disability	Without Cause	Company Fails to Deliver Timely Notice Agreement of Renewal	Change in Status
Unpaid base salary through date of termination	X	X	X	X	X
Earned but unpaid bonus for fiscal years ending prior to termination		X (1)	X	X	X
Employee benefits accrued and vested through date of termination	X	X	X	X	X
Gap Insurance Coverage (2)		X	X	X	X
Termination Date Payment of $32,000		X (3)	X	X	X
Severance Payments (4)			X	X	X
Earned but unpaid bonuses for fiscal years ending after the termination date		X	X	X
Vesting of Stock Options (5)		(6)	X	X	X

(1)	The employment agreement provides that such bonus shall be pro-rated to the date of death or disability.

(2)

The employment agreement provides that the Company shall pay for health insurance coverage for Mr. Bazet and his spouse from the date of termination of the COBRA insurance coverage until the earlier of (i) Mr. Bazet’s 65th birthday and (ii) the date Mr. Bazet becomes eligible to obtain insurance coverage from another employer or, in the event of Mr. Bazet’s death prior to the events in (i) and (ii), until the date that would have been Mr. Bazet’s 65th birthday. The projected present value of this continued insurance coverage assuming (i) termination occurred on December 31, 2010, (ii) Mr. Bazet continues to receive such benefits until age 65, (iii) an annual discount rate of 7% and (iv) our health care costs remain constant is $10,528.

(3)	Mr. Bazet will be eligible to receive the one-time Termination Date Payment of $32,000 in the event of termination by reason of disability.

(4)

Pursuant to Mr. Bazet’s employment agreement, he is entitled to receive severance payments, payable every two weeks, in an amount equal to his regular base salary for (i) 18 months in the case of termination for any reason other than for cause, disability or death or (ii) six months in the case of termination resulting from the Company’s election not to renew the agreement or the failure of the Company to deliver timely notice of intention to renew. The projected present value of severance payments assuming (i) termination occurred on December 31, 2010, (ii) Mr. Bazet continues to receive such payments until the end of the severance term and (iii) an annual discount rate of 7% is $761,076.

(5)

Mr. Bazet’s stock options will vest in the event of a change of control (as defined in the employment agreement). At December 31, 2010, any stock options that would have vested as a result of a change in control had no aggregate in-the-money value.

(6)

Stock options will be treated in accordance with their original terms. Pursuant to the 2000 Stock Option Plan, options may be exercised after the death of the optionee to the extent exercisable on the date of such optionee’s death and may thereafter be exercised by such optionee’s beneficiary until the earliest to occur of (i) one year after the date of death and (ii) the expiration date of the option.

Mr. Smith’s Employment Agreement

Mr. Smith’s resignation from the Company, effective January 31, 2011, was a voluntary termination and not due to a Material Negative Change. Accordingly, he was entitled to salary through and including the effective date of his termination of employment, and all other benefits provided for under his employment agreement immediately ceased and all of his remaining benefits immediately ended (except with respect to his benefits under the deferred compensation plan and any outstanding Company stock options previously granted to him). The following table sets forth the amounts that would have been payable to Mr. Smith if he had terminated as of December 31, 2010.

	For Cause	Death or Disability	Termination For Reasons Other Than Cause	Material Negative Change
Unpaid base salary through date of termination	X	X	X	X
Severance Payments (1)			X	X
Pro rata annual bonus earned but unpaid for fiscal years ending after the termination date		X	X	X
Medical and dental benefits (2)			X	X
Vesting of Stock Options (3) (4)			X	X
Outplacement Services (5)			X	X

(1)

Pursuant to Mr. Smith’s employment agreement, he is entitled to receive severance payments, payable biweekly, in an amount equal to his regular biweekly salary until the Company has made 26 such payments. The projected present value of severance payments assuming (i) termination occurred on December 31, 2010, (ii) Mr. Smith continues to receive such payments until the end of the severance term and (iii) an annual discount rate of 7% is $281,554.

(2)

Mr. Smith’s employment agreement provides that the Company shall, while making severance payments, pay for Mr. Smith’s and his family’s medical and dental benefits under the Company’s health and dental plans for the period he elects COBRA coverage, or a maximum of 12 months. The projected present value of this continued insurance coverage assuming (i) termination occurred on December 31, 2010, (ii) an annual discount rate of 7%, (iii) 12 months of coverage and (iv) our health care costs remain constant is $22,756.

(3)

Mr. Smith’s employment agreement provides that stock options previously issued but not yet exercisable shall immediately become exercisable upon a change in control (as defined in the employment agreement). At December 31, 2010, any stock options that would have vested as a result of a change in control had no aggregate in-the-money value.

(4)

Stock options granted pursuant to the terms of Mr. Smith’s employment agreement shall continue to become exercisable pursuant to the terms thereof and the schedule described in the prior employment agreements and shall remain exercisable until the Company ceases paying severance benefits to Mr. Smith.

(5)

The Company will provide Mr. Smith with the services of an executive outplacement service of his choice. The service will be subject to similar terms and conditions as the Company’s other executive outplacement program, including a maximum fee of 15% of Mr. Smith’s total compensation. Based on Mr. Smith’s current salary, the maximum fee that the Company would be required to pay for such service as of December 31, 2010 is $43,785.

2010 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Mr. Bazet, as an employee of the Company, receives no additional fee for service as a director. Non-employee directors receive remuneration as shown in the table below:

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	All Other Compensation	Total ($)
William P. Carmichael	28,600	-	-	28,600
John S. Lupo	25,200	-	-	25,200
Ian R. Miller	36,200	-	-	36,200
S. Sam Park	30,100	-	-	30,100
Robert P. Rohleder	42,000	-	-	42,000

(1)

Consists of the amounts described below under “Cash Compensation.” In 2010 Directors, who were not employees of the Company, received an annual retainer of $12,000. In addition, for service as a committee chairperson, each received the following annual retainer: Mr. Carmichael, $6,000 as Finance Committee chair; Mr. Lupo, $1,000 as Stock Option Plan Committee chair; Mr. Miller, $12,000 as Compensation Committee chair; Mr. Park, $6,000 as Governance and Nominating Committee chair; and Mr. Rohleder, $15,000 as Audit Committee chair.

(2)	As of December 31, 2010, Messrs. Carmichael and Miller each had 4,500 outstanding stock options with no aggregate in-the-money value.

Cash Compensation

Retainers

In 2010 Directors who are not employees of the Company received annual retainers of $12,000. The annual retainer has been increased to $24,000 for 2011.

Attendance Fees

Each non-employee director receives a fee of $1,500 for attendance at each Board of Directors meeting and a fee of $500 for attendance at each committee meeting, not to exceed one Board of Directors meeting and one committee meeting or two committee meetings on any one day. When a committee meeting occurs on the same day as a Board of Directors meeting or another committee meeting, the fee of the committee meeting or meetings is reduced to $400 for each such committee meeting. Mr. Bazet receives no additional compensation for serving on the Board of Directors or any of its committees.

Chairmanships

Committee chairpersons are paid an additional annual retainer as follows: Governance and Nominating Committee chair, $6,000; Audit Committee chair, $15,000; and Compensation Committee chair, $12,000. The Finance Committee and Stock Option Plan Committee chairs received annual retainers of $6,000 and $1,000, respectively, in 2010. The Finance Committee and Stock Option Plan Committee were eliminated effective February 24, 2011.

Equity-Based Compensation

The Company did not grant any options to purchase shares of the Company’s common stock to the directors in 2010.

RELATED PARTY TRANSACTIONS

We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. We refer to transactions with these related persons as “related party transactions.” The Audit Committee is responsible for the review and approval of each related party transaction. As required by the Audit Committee Charter, no related party transactions may be entered into unless such transactions are approved by the Audit Committee. The Audit Committee considers all relevant factors when determining whether to approve a related party transaction including, without limitation, whether the terms of the proposed transaction are at least as favorable to us as those that might be achieved with an unaffiliated third party. Among other relevant factors, the Audit Committee considers the following:

•	The size of the transaction and the amount of consideration payable to a related person;

•	The nature of the interest of the applicable executive officer, director or 5% shareholder in the transaction;

•	Whether the transaction may involve a conflict of interest;

•	Whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties; and

•

Whether the proposed transaction is on terms and made under circumstances that are at least as favorable to us as would be available in comparable transactions with or involving unaffiliated third parties.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of the Company oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements of the Company set forth in the Company’s 2010 Annual Report to Shareholders and the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 with management of the Company. The Audit Committee also discussed with Grant Thornton LLP, independent registered public accounting firm for the Company, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with United States generally accepted accounting principles, the matters required to be discussed by Public Company Accounting Oversight Board (United States) Auditing Standard AU Section 380 (Communication with Audit Committees).

The Audit Committee has received the written communication from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, has considered the compatibility of non-audit services with the auditors’ independence, and has discussed with Grant Thornton LLP their independence from the Company.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for 2010 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Robert P. Rohleder (Chair)

William Carmichael

S. Sam Park

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Aggregate fees billed to the Company for the fiscal years ended December 31, 2010 and 2009 by Grant Thornton LLP (”Grant Thornton”) are as follows:

	2010	2009
Audit Fees (1)	$390,095	$435,249
Audit Related Fees (2)	$20,100	$15,750
Tax Fees (3)	$3,583	$3,583

	$413,778	$454,583

(1)

The Audit fees cover: professional services performed by Grant Thornton in the audit of the Company’s annual financial statements included in the annual report on Form 10-K; the review of financial statements included in the Company’s quarterly reports on Form 10-Q; and services normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees consist of fees billed for assurance and related services performed by Grant Thornton that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes audits of the Company’s employee benefit plan, consultations with respect to financial reporting and accounting standards, Sarbanes-Oxley Section 404 matters and, in 2010, fees related to the Company’s filing of a Form S-8 for securities offered to employees pursuant to employee benefit plans.

(3)	Tax fees consist of fees billed for the Cobra Electronics Europe Limited income tax return prepared by Grant Thornton.

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the Company’s independent registered public accounting firm, and has established a policy concerning the pre-approval of services performed by the Company’s independent registered public accounting firm. Each proposed engagement not specifically identified by the SEC as impairing independence is evaluated for independence implications prior to entering into a contract with the independent registered public accounting firm for such services. The Audit Committee has approved in advance certain permitted services whose scope is consistent with auditor independence. These services are (i) statutory audits of Company subsidiaries, (ii) services associated with SEC registration statements and other documents filed with the SEC, (iii) consultations related to adoption of new accounting or auditing pronouncements, disclosure requirements or other accounting related regulations, (iv) Sarbanes-Oxley Section 404 compliance matters and (v) the audit of the Company’s employee benefit plan. Audit Committee pre-approved all Audit-Related fees in 2010 and 2009. The Audit Committee has advised the Board of Directors that it has determined that the non-audit services rendered by the Company’s independent auditors during 2010 are consistent with maintaining the independence of Grant Thornton. In 2010, there were no instances in which the specified pre-approval requirement was waived.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of copies of reports of ownership, reports of changes of ownership and written representations under Section 16(a) of the Exchange Act which were furnished to the Company by persons who were, at any time during 2010 directors or executive officers of the Company or beneficial owners of more than 10% of the outstanding shares of Common Stock, the Company believes that all forms were filed in a timely manner during 2010.

PROPOSAL II – RATIFICATION

OF THE APPOINTMENT OF

GRANT THORNTON LLP AS

INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE YEAR

ENDING DECEMBER 31, 2011

The Company’s Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the year ending December 31, 2011. Shareholder ratification of the appointment of Grant Thornton is not required; however, the Board of Directors has elected to seek such ratification. If the shareholders of the Company fail to ratify the appointment of Grant Thornton, the Audit Committee will reconsider the appointment of Grant Thornton.

The Company expects representatives of Grant Thornton to be present at the 2011 Annual Meeting of Shareholders, and the representatives will be given an opportunity to make a statement if they choose to do so and to respond to questions from shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE ON THE PROXY CARD.

SHAREHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

In order to be considered for inclusion in the Company’s proxy materials for the 2012 Annual Meeting of Shareholders, a shareholder proposal must be received by the Company no later than December 3, 2011. In addition, regardless of whether a shareholder nominee for director or other proposal is included in the Company’s 2012 Proxy Statement as a nominee or proposal to be considered by shareholders, the Company’s Bylaws establish an advance notice procedure for shareholder nominees and proposals to be brought before the annual meeting of shareholders. Shareholders at the 2011 Annual Meeting of Shareholders may consider a nomination or proposal brought by a shareholder of record on March 25, 2011 who is entitled to vote at the 2011 Annual Meeting and who has given the Company timely written notice, in proper form, of the shareholder’s proposal or nomination. A shareholder nomination or proposal intended to be brought before the 2011 Annual Meeting must have been received by the Company after the close of business on January 31, 2011 and prior to the close of business on February 25, 2011. The Company did not receive notice of any shareholder nomination or proposal relating to the 2011 Annual Meeting.

The 2012 Annual Meeting of Shareholders is expected to be held on May 8, 2012. A shareholder nomination or proposal intended to be brought before the 2012 Annual Meeting of Shareholders must be received by the Company after the close of business on January 31, 2012 and prior to the close of business on February 27, 2012. The Company’s Bylaws contain specific information requirements regarding a shareholder’s ability to nominate a director. All nominations and proposals should be directed to the attention of Gerald M. Laures, Corporate Secretary, 6500 West Cortland Street, Chicago, Illinois 60707.

REQUEST TO VOTE, SIGN, DATE AND RETURN PROXIES

Whether or not you plan to attend the 2011 Annual Meeting of Shareholders on May 10, 2011, please mark, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-paid envelope.

OTHER MATTERS

At the date of this Proxy Statement, other than the election of the Class I directors and the ratification of the appointment of the Company’s independent registered public accountants for the year ending December 31, 2011, the Board of Directors is not aware of any matters that may be brought before the 2011 Annual Meeting. However, if any other matters properly come before the 2011 Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote that proxy in accordance with their judgment on such matters. In addition to use of the mails, the Company may also solicit proxies by telephone, telegraph or similar means. The Company’s registrar and transfer agent, American Stock Transfer & Trust Company, will assist the Company in its solicitation of proxies and will not receive any additional fee for its services. In addition, the Company may engage other firms to assist the Company in its solicitation of proxies and, if such firms are engaged, they will be paid a customary fee for such solicitation. The expenses of American Stock Transfer & Trust Company and any additional solicitation firm will be paid by the Company (such expenses are not expected to exceed the amount normally expended for an uncontested solicitation in connection with an election of directors). Officers and other regular employees of the Company will not receive any additional compensation in connection with this solicitation.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2010 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE REQUIRED FINANCIAL STATEMENTS WILL BE FURNISHED WITHOUT CHARGE, BY FIRST CLASS MAIL, UPON THE WRITTEN OR ORAL REQUEST OF ANY SHAREHOLDER, INCLUDING ANY BENEFICIAL OWNER ENTITLED TO VOTE AT THE MEETING, DIRECTED TO THE ATTENTION OF GERALD M. LAURES, CORPORATE SECRETARY, 6500 WEST CORTLAND STREET, CHICAGO, ILLINOIS 60707, TELEPHONE: (773) 889-8870. SUCH REPORT IS ALSO AVAILABLE THROUGH THE COMPANY’S WEBSITE AT WWW.COBRA.COM.

By order of the Board of Directors,

Gerald M. Laures

Secretary

Cobra Electronics Corporation

Chicago, Illinois

April 1, 2011

ANNUAL MEETING OF SHAREHOLDERS OF

COBRA ELECTRONICS CORPORATION

May 10, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at http://www.cobra.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢ 20230000000000000000 0	051011

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:			2. RATIFICATION OF THE APPOINTMENT OF GRANT	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES:

      THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC

      ACCOUNTING FIRM FOR FISCAL YEAR 2011.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2.

PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

☐ FOR ALL NOMINEES	O James R. Bazet Class I (Term Expiring in 2014) O William P. Carmichael Class I (Term Expiring in 2014)

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:

Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

☐                     ¢

PROXY

COBRA ELECTRONICS CORPORATION

6500 West Cortland, Chicago, IL 60707

Proxy for Annual Meeting of Shareholders on May 10, 2011

Solicited on Behalf of the Board of Directors

      The undersigned hereby appoints John S. Lupo and Robert P. Rohleder as Proxies, each with full power to appoint his substitute and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Cobra Electronics Corporation, to be held May 10, 2011 at the offices of Sidley Austin LLP, One South Dearborn, Room 37N12, Chicago, IL 60603, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side)

¢	14475 ¢